Exhibit 2.15

VIDEOTRON LTD. / VIDÉOTRON LTÉE

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of December 22, 2010

Wells Fargo Bank, National Association,

Trustee

SEVENTH SUPPLEMENTAL INDENTURE, dated as of December 22, 2010 (this “Seventh Supplemental Indenture”), by and among Videotron Ltd. / Vidéotron Ltée, a company continued under the laws of the Province of Québec (the “Company”), Videotron G.P. / Vidéotron s.e.n.c., a general partnership under the laws of the Province of Québec (“VGP”), 9230-7677 Québec inc., a company incorporated under the laws of the Province of Québec (“9230-7677”), Videotron L.P. / Vidéotron s.e.c, a limited partnership under the laws of the Province of Québec the sole general partner of which is 9230-7677 (“VLP”, and VLP, VGP and 9230-7677 each an “Additional Subsidiary Guarantor” and, collectively, the “Additional Subsidiary Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), to the Indenture, dated as of September 16, 2005 (as supplemented by the supplemental indenture dated as of April 15, 2008 (the “First Supplemental Indenture”), by and among the Company, the person listed as an additional subsidiary guarantor on the signature page to the First Supplemental Indenture (the “First Additional Subsidiary Guarantor”), and the Trustee, and as further supplemented by the supplemental indenture dated as of April 28, 2008 (the “Second Supplemental Indenture”), by and among the Company, the person listed as an additional subsidiary guarantor on the signature page to the Second Supplemental Indenture (the “Second Additional Subsidiary Guarantor”), and the Trustee, and as further supplemented by the supplemental indenture dated as of September 23, 2008 (the “Third Supplemental Indenture”), by and among the Company, the person listed as an additional subsidiary guarantor on the signature page to the Third Supplemental Indenture (the “Third Additional Subsidiary Guarantor”), and the Trustee, and as further supplemented by the supplemental indenture dated as of August 17, 2009 (the “Fourth Supplemental Indenture”), by and among the Company, the person listed as an additional subsidiary guarantor on the signature page to the Fourth Supplemental Indenture (the “Fourth Additional Subsidiary Guarantor”), and the Trustee, as further supplemented by the supplemental indenture dated as of September 2, 2009 (the “Fifth Supplemental Indenture”), by and among the Company, the person listed as an additional subsidiary guarantor on the signature page to the Fifth Supplemental Indenture (the “Fifth Additional Subsidiary Guarantor”), and the Trustee, as further supplemented by the supplemental indenture dated as of September 29, 2010 (the “Sixth Supplemental Indenture”), by and among the Company, the person listed as an additional subsidiary guarantor on the signature page to the Sixth Supplemental Indenture (the “Sixth Additional Subsidiary Guarantor”), and the Trustee, the “Indenture”), by and among the Company, each person listed as a guarantor on the signature pages to the Indenture (collectively referred to as the “Original Subsidiary Guarantors”) and the Trustee.

WHEREAS, the Company, the Original Subsidiary Guarantors and the Trustee entered into the Indenture governing the Company’s 6  3/8% Senior Notes due December 15, 2015 (the “Notes”);

WHEREAS, Section 4.19 of the Indenture provides that under certain circumstances the Company shall cause a Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture providing for a Subsidiary Guarantee of the payment of the Notes by such Restricted Subsidiary;

WHEREAS, pursuant to the First Supplemental Indenture, the First Additional Subsidiary Guarantor provided for such a Subsidiary Guarantee;

WHEREAS, pursuant to the Second Supplemental Indenture, the Second Additional Subsidiary Guarantor provided for such a Subsidiary Guarantee;

WHEREAS, pursuant to the Third Supplemental Indenture, the Third Additional Subsidiary Guarantor provided for such a Subsidiary Guarantee;

WHEREAS, pursuant to the Fourth Supplemental Indenture, the Fourth Additional Subsidiary Guarantor provided for such a Subsidiary Guarantee;

WHEREAS, pursuant to the Fifth Supplemental Indenture, the Fifth Additional Subsidiary Guarantor provided for such a Subsidiary Guarantee;

WHEREAS, pursuant to the Sixth Supplemental Indenture, the Sixth Additional Subsidiary Guarantor provided for such a Subsidiary Guarantee;

WHEREAS, the parties hereto are desirous of further supplementing the Indenture in the manner hereinafter provided for the purpose of providing Subsidiary Guarantees by the Additional Subsidiary Guarantors in accordance with the terms of the Indenture;

WHEREAS, Section 9.01(e) of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture without the consent of any Holder to add additional guarantees with respect to the Notes; and

WHEREAS, all things necessary have been done to make this Seventh Supplemental Indenture a valid agreement of the Company, the Additional Subsidiary Guarantors and the Trustee, in accordance with its terms.

NOW, THEREFORE, THIS SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises contained herein, the parties hereto mutually covenant and agree as follows:

1. Terms used in this Seventh Supplemental Indenture that are not defined herein shall have the meanings set forth in the Indenture.

2. Each of the Additional Subsidiary Guarantors hereby agrees to provide an unconditional Subsidiary Guarantee on the terms and subject to the conditions and limitations set forth in the Indenture, including but not limited to Article 10 of the Indenture.

3. This Seventh Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and, as supplemented, modified and restated hereby, is hereby ratified, approved and confirmed.

4. This Seventh Supplemental Indenture shall be effective as of the date hereof. On and after the date hereof, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this Seventh Supplemental Indenture unless the context otherwise requires.

5. Except as provided below, in the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Seventh Supplemental Indenture, the terms and conditions of this Seventh Supplemental Indenture shall prevail.

6. If any provision of this Seventh Supplemental Indenture limits, qualifies or conflicts with another provision of the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the “Act”), as in force at the date this Seventh Supplemental Indenture is executed, the provision required by said Act shall control.

7. This Seventh Supplemental Indenture shall be governed and construed in accordance with the laws of the State of New York.

8. This Seventh Supplemental Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Seventh Supplemental Indenture.

9. The recitals contained in this Seventh Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Seventh Supplemental Indenture.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed as of the day and year first above written.

COMPANY:

VIDÉOTRON LTÉE

By:	/s/ Chloe Poirier	By:	/s/ Christian Marcoux
	Name : Chloe Poirier		Name : Christian Marcoux
	Title : Treasurer		Title : Assistant Secretary

ADDITIONAL SUBSIDIARY GUARANTORS:

VIDEOTRON G.P. / VIDÉOTRON S.E.N.C.

By:	/s/ Chloe Poirier	By:	/s/ Christian Marcoux
	Name : Chloe Poirier		Name : Christian Marcoux
	Title : Treasurer		Title : Assistant Secretary

VIDEOTRON L.P. / VIDÉOTRON S.E.C.,

by its general partner

9230-7677 QUÉBEC INC.

By:	/s/ Chloe Poirier	By:	/s/ Christian Marcoux
	Name : Chloe Poirier		Name : Christian Marcoux
	Title : Treasurer		Title : Assistant Secretary

9230-7677 QUÉBEC INC.

By:	/s/ Chloe Poirier	By:	/s/ Christian Marcoux
	Name : Chloe Poirier		Name : Christian Marcoux
	Title : Treasurer		Title : Assistant Secretary

[SIGNATURE PAGES CONTINUE NEXT PAGE]

Seventh Supplemental Indenture to 2005 Indenture

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:

/s/ Raymond Delli Colli
Name: Raymond Delli Colli Title: Vice President

Seventh Supplemental Indenture to 2005 Indenture